UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

271 Brock Street, Peterborough, Ontario Canada	K9H 2P8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 334-3820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2024, Mr. Michael Skinner, a member of the Board of Directors of Rainmaker Worldwide Inc. (the “Company”), notified the Company of his intention to retire from the Company’s Board of Directors for personal reasons, effective December 31, 2024. Mr. Skinner did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. At this time, Mr. Skinner will not be replaced. Effective upon Mr. Skinner’s resignation as a director, the size of the Company’s Board of Directors will be reduced from three to two directors.

On January 2, 2025, Rainmaker Worldwide Inc. (the “Company”) announced that Michael O’Connor, the Chief Executive Officer and Director of the Company, along with Kelly White, the Vice President of Finance, have converted all outstanding promissory notes, held in their respective companies, and accrued interest owed to them by the Company into restricted shares of the Company’s common stock. These promissory notes and accrued interest were issued as part of compensatory arrangements approved by the Company’s board of directors to defer cash payments in exchange for convertible debt.

The total principal and accrued interest converted by Mr. O’Connor and Ms. White aggregated to $935,333, which was converted into an aggregate of 26,935,424 restricted shares of the Company’s common stock. The conversion price was $0.0347 per share, in accordance with the terms of the promissory notes.

The board of directors approved the conversion as part of its ongoing efforts to strengthen the Company’s financial position and align management incentives with shareholder interests. The conversion eliminates $935,333 of debt from the Company’s balance sheet, reducing outstanding liabilities and enhancing financial flexibility.

The shares of common stock issued to Mr. O’Connor and Ms. White as part of the convertible note conversion are considered restricted securities under Rule 144 of the Securities Act of 1933. As such, these shares are subject to a holding period of six months and may only be resold in compliance with the conditions of Rule 144, including volume limitations, manner of sale requirements, and other applicable restrictions. The Company believes that these restrictions align with its goals of long-term shareholder value by ensuring orderly market activity while adhering to regulatory requirements.

This conversion aligns with the Company’s strategic goals and reflects the continued commitment of Mr. O’Connor and Ms. White to the Company’s long-term success.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: January 2, 2025	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer